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                                                                    EXHIBIT 23.2

              [LETTERHEAD OF IVINS, PHILLIPS & BARKER, CHARTERED]


                              CONSENT OF COUNSEL

   We consent to the inclusion in the Prospectus constituting a part of this Registration Statement of the opinion of counsel that we furnished you, which appears under the captions "Federal Income Tax Consequences" and "Applicability of ERISA", and to the references to our firm in the Prospectus under the captions "Federal Income Tax Consequences," "Applicability of ERISA" and "Legal Opinions."


                                             IVINS, PHILLIPS & BARKER, CHARTERED


Washington, D.C.
October 10, 1996